Exhibit 3.1

UNDERWRITING AGREEMENT

January 26, 2017

Alamos Gold Inc.

181 Bay Street, Suite 3910

Toronto, Ontario

M5J 2T3

Attention:    James R. Porter

                      Chief Financial Officer

TD Securities Inc., (“TDSI”), BMO Nesbitt Burns Inc. (“BMO”), Macquarie Capital Markets Canada Ltd. (collectively with TDSI and BMO, the “Bookrunners”), CIBC World Markets Inc., National Bank Financial Inc. Scotia Capital Inc., Desjardins Securities Inc., Haywood Securities Inc., Paradigm Capital Inc., RBC Dominion Securities Inc., Barclays Capital Canada Inc., GMP Securities L.P., HSBC Securities (Canada) Inc., Merrill Lynch Canada Inc., Raymond James Ltd., Citigroup Global Markets Canada Inc., and Morgan Stanley Canada Limited (collectively with the Bookrunners, the “Underwriters”) understand that Alamos Gold Inc. (the “Corporation”) proposes to issue and sell 31,450,000 Common Shares (as hereinafter defined) (the “Firm Shares”). Upon and subject to the terms and conditions set forth below, the Underwriters hereby severally, but not jointly or jointly and severally, agree to purchase from the Corporation, in the respective percentages provided for in Article 14 hereof, and by its acceptance hereof the Corporation agrees to sell to the Underwriters, at the Closing Time (as hereinafter defined), all but not less than all of the Firm Shares at a price of US$7.95 per Firm Share (the “Offering Price”), being an aggregate purchase price of US$250,027,500.

Upon and subject to the terms and conditions contained herein, the Corporation hereby grants to the Underwriters an option (the “Over-Allotment Option”) to purchase up to an additional 4,717,500 Common Shares (the “Option Shares”) at a price of US$7.95 per Option Share to cover over-allotments, if any, and for market stabilization purposes. The Over-Allotment Option may be exercised at any time and from time to time, in whole or in part, until the date that is 30 days following the Closing Date (as hereinafter defined) by written notice from the Bookrunners on the Underwriters’ behalf to the Corporation, setting forth the aggregate number of Option Shares to be purchased. If the Over-Allotment Option is exercised, the number of Option Shares specified in the notice shall be purchased by the Underwriters, severally, but not jointly or jointly and severally, in the same proportion as their respective obligations to purchase the Firm Shares as set forth in Article 14 hereof. Option Shares may be purchased by the Underwriters only for the purpose of satisfying over-allotments made in connection with the sale of the Firm Shares and for market stabilization purposes, if any, and provided further that the number of Option Shares does not exceed the Underwriters over-allotment position.

In consideration of the Underwriters’ agreement to purchase the Firm Shares and to offer them to the public, which agreement will result from the acceptance of this offer by the Corporation, and in consideration of the services rendered and to be rendered by the Underwriters in connection herewith, the Corporation agrees to pay to the Underwriters at the Closing Time a fee (the “Underwriting Fee”) equal to 4.00% of the aggregate purchase price for the Firm Shares and the Option Shares purchased by the Underwriters, being an aggregate fee with respect to the Firm Shares of US$10,001,100.

The services provided by the Underwriters in connection herewith will not be subject to the goods and services tax provided for in Part IX of the Excise Tax Act (Canada) and any taxable supplies provided will be incidental to the exempt financial services provided.

The agreement resulting from the acceptance of this letter by the Corporation (herein referred to as “this Agreement”) shall be subject to the following additional terms and conditions.

ARTICLE 1

DEFINITIONS

1.1	In this Agreement:

“Amendment No. 1 to the Registration Statement” means an amendment to the Initial Registration Statement, including the Canadian Amended Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, and including the exhibits thereto and the documents incorporated by reference therein and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein;

“Amendment No. 2 to the Registration Statement” means a further amendment to the Initial Registration Statement, including the Canadian Final Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, and including the exhibits thereto and the documents incorporated by reference therein and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein;

“BAR” means the business acquisition report of the Corporation dated August 7, 2015;

“Bookrunners” has the meaning specified in the first paragraph of this Agreement;

“Canadian Amended Preliminary Prospectus” means the amended and restated preliminary short form prospectus of the Corporation to be dated January 26, 2017 relating to the Distribution of the Offered Shares and, unless the context otherwise requires, includes all documents incorporated therein by reference;

“Canadian Final Prospectus” means the final short form prospectus of the Corporation relating to the Distribution of the Offered Shares and, unless the context otherwise requires, includes all documents incorporated therein by reference, including the template version of any marketing materials provided to potential investors in accordance with section 2.4 in connection with the Distribution of the Purchased Shares;

“Canadian Preliminary Prospectus” means the preliminary short form prospectus of the Corporation dated January 25, 2017 relating to the Distribution of the Offered Shares and, unless the context otherwise requires, includes all documents incorporated therein by reference;

“Canadian Prospectuses” means, collectively, the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus and any Prospectus Amendment to any of the foregoing;

“Canadian Securities Laws” means all applicable securities laws in each of the Canadian Qualifying Jurisdictions and all rules, regulations, policy statements, instruments, notices and blanket orders and rulings thereunder;

“Canadian Qualifying Jurisdictions” means each of the provinces and territories of Canada other than the Province of Québec;

“CDS” has the meaning specified in section 8.3;

“Claims” has the meaning specified in section 12.1;

“Closing Date” means February 9, 2017 or such other date as the Bookrunners and the Corporation may agree upon in writing, but in any event not later than 42 days following the date of the Passport Receipt for the Canadian Final Prospectus;

“Closing Time” means 8:00 a.m. (Toronto time) on the Closing Date (or, if the context so requires, on the Option Closing Date) or such other time on the Closing Date (or, if the context so requires, on the Option Closing Date) as the Bookrunners and the Corporation may agree upon;

“Common Shares” means the class A common shares in the capital of the Corporation;

“comparables” has the meaning given to that term in NI 41-101;

“Corporation” has the meaning specified in the first paragraph of this Agreement;

“Designated Underwriter” means TDSI as “lead underwriter” within the meaning of NI 41-101;

“Distribution” has the meaning attributed thereto under applicable Canadian Securities Laws;

“Effective Date” means the date and time that the Registration Statement becomes effective;

“Environmental Claim” means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, lien, notice of non-compliance or violation, investigation or proceeding relating in any way to any Environmental Laws;

“Environmental Laws” means any federal, provincial, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to health, safety, pollution or protection of the environment

(including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of Hazardous Materials or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials;

“Execution Time” means the date and time that this Agreement is executed and delivered by the parties hereto;

“Final Prospectuses” means, collectively, the Canadian Final Prospectus and the U.S. Final Prospectus;

“Financial Statements” means, collectively, the audited annual consolidated financial statements of the Corporation as at and for the years ended December 31, 2015 and December 31, 2014 together with the notes thereto and the report of the auditor thereon and the unaudited consolidated financial statements of the Corporation as at and for the three and nine month periods ended September 30, 2016 and September 30, 2015, together with the notes thereto;

“Financial Statements of Former Alamos” means, collectively, the audited annual consolidated financial statements of Former Alamos for the fiscal year ended December 31, 2014 together with the notes thereto and the report of the auditor thereon and the unaudited interim consolidated financial statements of Former Alamos for the three months ended March 31, 2015, together with the notes thereto;

“Firm Shares” has the meaning specified in the first paragraph of this Agreement;

“Former Alamos” has the meaning ascribed thereto in the BAR;

“Form F-10” means Form F-10 under the U.S. Securities Act;

“Form F-X” has the meaning specified in section 2.1(e);

“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405 under the U.S. Securities Act;

“Governmental Agency” means any court or governmental agency or body having jurisdiction over the Corporation or any of its Significant Subsidiaries or any of their respective properties;

“Governmental Authorization” has the meaning specified in section 7.1(d);

“Governmental Licenses” has the meaning specified in section 7.1(k);

“Hazardous Materials” means chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials, mold or other material or substance, exposure to which is prohibited, limited or regulated by any Governmental Agency;

“Indemnified Parties” has the meaning specified in section 12.1;

“Initial Registration Statement” means the registration statement on Form F-10 (File No. 333-215731) filed with the SEC on January 25, 2017 registering the offer and sale of the Offered Shares under the U.S. Securities Act and the rules and regulations of the SEC thereunder, including the Canadian Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, and including the exhibits thereto and the documents incorporated by reference therein and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein;

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the U.S. Securities Act, of the Corporation;

“limited-use version” has the meaning ascribed to such term in NI 41-101;

“Lock-Up Period” has the meaning specified in section 7.3;

“marketing materials” has the meaning ascribed to such term under NI 41-101;

“material” or “materially”, when used in relation to the Corporation, means material in relation to the Corporation and its subsidiaries (taken as a whole);

“Material Adverse Effect” means an effect, change, development or event that alone or in conjunction with any other effect, change, development or event is materially adverse to the business, operations, assets or condition (financial or otherwise) of the Corporation and its subsidiaries, taken as a whole, or on the Corporation’s ability to perform its obligations under this Agreement or consummate the transactions contemplated herein;

“material change”, “material fact” and “misrepresentation” have the respective meanings attributed thereto under applicable Canadian Securities Laws;

“Money Laundering Laws” has the meaning specified in section 7.1(p);

“NI 41-101” means National Instrument 41-101 of the Canadian Securities Administrators;

“NI 44-101” means National Instrument 44-101 of the Canadian Securities Administrators;

“NP 11-202” means National Policy 11-202 of the Canadian Securities Administrators;

“Offered Shares” means, collectively, the Firm Shares and the Option Shares;

“Offering Documents” means, collectively, the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, the Initial Registration Statement, Amendment No. 1 to the Registration Statement, Amendment No. 2 to the Registration Statement, the Registration Statement, any U.S. Registration Statement Amendment, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus, the U.S. Final Prospectus, any Issuer Free Writing Prospectus and any Prospectus Amendment;

“Offering Price” has the meaning specified in the first paragraph of this Agreement;

“Option Closing Date” has the meaning specified in section 8.2;

“Option Shares” has the meaning specified in the second paragraph of this Agreement;

“Over-Allotment Option” has the meaning specified in the second paragraph of this Agreement;

“Passport Receipt” means the receipt issued by the Principal Regulator, which is deemed to also be a receipt of the other Securities Commissions pursuant to the Passport System, for the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus and any Prospectus Amendment, as the case may be;

“Passport System” means the system and procedures for prospectus filing and review under Multilateral Instrument 11-102 adopted by the Securities Commissions (other than Ontario) and NP 11-202;

“Permitted Free Writing Prospectus” has the meaning specified in section 7.4;

“Person” has the meaning specified in section 7.1(n);

“Preliminary Prospectuses” means, collectively, the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus;

“Principal Regulator” means the Ontario Securities Commission;

“Prospectus Amendment” means any amendment to the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, or any U.S. Amended Prospectus, other than the Canadian Amended Preliminary Prospectus and the U.S. Amended Preliminary Prospectus and other than merely by incorporation by reference of Subsequent Disclosure Documents;

“provide”, in the context of sending or making available marketing materials to a potential purchaser of Offered Shares, has the meaning ascribed to such term under applicable Securities Laws, whether in the context of a “road show” (as defined in NI 41-101) or otherwise and “provided” has like meaning;

“Public Record” means all information filed by or on behalf of the Corporation with the Securities Commissions after December 31, 2015, in compliance, or intended compliance, with applicable Canadian Securities Laws, together with all documents incorporated by reference in the Canadian Prospectuses;

“Purchased Shares” means the Firm Shares and, if the Over-Allotment Option is exercised, also includes the Option Shares that the Underwriters have, at the relevant time, elected to purchase pursuant to the exercise of the Over-Allotment Option;

“Registration Statement” means the registration statement on Form F-10 (File No. 333-215731) registering the offer and sale of the Offered Shares under the U.S. Securities Act and the rules and regulations of the SEC thereunder, including the exhibits thereto and the documents incorporated by reference therein and the documents deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, as amended at the date on which such registration statement becomes effective;

“Sanctions” has the meaning specified in section 7.1(n);

“SEC” means the United States Securities and Exchange Commission;

“Securities Commissions” means, collectively, the securities commission or similar securities regulatory authority in each of the Canadian Qualifying Jurisdictions;

“Securities Laws” means, collectively, the Canadian Securities Laws and the U.S. Securities Laws;

“SEDAR” means the computer system for the transmission, receipt, acceptance, review and dissemination of documents filed in electronic format known as the System for Electronic Document Analysis and Retrieval;

“Selling Firms” has the meaning specified in section 5.1;

“Significant Subsidiary” has the meaning specified in section 7.1(b);

“Subsequent Disclosure Documents” means any financial statements, management’s discussion and analysis, information circulars, annual information forms, material change reports (other than confidential material change reports), business acquisition reports or other documents issued by the Corporation after the Execution Time which are, or are deemed to be, pursuant to applicable Securities Laws, incorporated by reference into the Final Prospectuses or any Prospectus Amendment;

“subsidiary” has the meaning attributed thereto in the Securities Act (Ontario);

“template version” has the meaning ascribed thereto under NI 41-101 and includes any revised template version of marketing materials as contemplated by such instrument;

“TMX Group” has the meaning specified in section 17.9;

“Underwriters” has the meaning specified in the first paragraph of this Agreement;

“Underwriting Fee” has the meaning specified in the third paragraph of this Agreement;

“U.S. Amended Preliminary Prospectus” means, as of any time prior to the time the Registration Statement is declared or becomes effective, the Canadian Amended Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, to be included in the Amendment No. 1 to the Registration Statement, including the documents incorporated by reference therein;

“U.S. Amended Prospectus” means a prospectus included in any U.S. Registration Statement Amendment;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Final Prospectus” means the Canadian Final Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, included in the Registration Statement at the time it becomes effective, including the documents incorporated by reference therein;

“U.S. Preliminary Prospectus” means, as of any time prior to the time the Registration Statement is declared or becomes effective, the Canadian Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC included in the Initial Registration Statement, including the documents incorporated by reference therein;

“U.S. Prospectuses” means, collectively, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus, the U.S. Final Prospectus and any Prospectus Amendment to any of the foregoing;

“U.S. Registration Statement Amendment” means any amendment to Amendment No. 1 to the Registration Statement (other than Amendment No. 2 to the Registration Statement) and any post-effective amendment to the Registration Statement filed with the SEC during the offer and sale of the Offered Shares;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

“U.S. Securities Laws” means all of the applicable federal and state securities laws and regulations of the United States, including without limitation the U.S. Securities Act, the U.S. Exchange Act and the respective rules and regulations of the SEC thereunder.

Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Initial Registration Statement, Amendment No. 1 to the Registration Statement, Amendment No. 2 to the Registration Statement, the Registration Statement, the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or the U.S. Final Prospectus shall be deemed to refer to and include the filing of any document under the Securities Laws after the Effective Date of the Registration Statement or the issue date of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or the U.S. Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

ARTICLE 2

FILING OF PROSPECTUSES

2.1

The Corporation represents, warrants and covenants to and with the Underwriters and acknowledges that the Underwriters are relying thereon in connection with the purchase of the Purchased Shares, that:

(a)

the Corporation is eligible in accordance with the provisions of NI 44-101 to file a short form prospectus in each of the Canadian Qualifying Jurisdictions and the Ontario Securities Commission is the principal regulator for the Corporation under the Passport System for purposes of the filing of the Canadian Prospectuses;

(b)	the Corporation meets the general eligibility requirements for the use of Form F-10;

(c)	the Corporation has filed under, and as required by, Canadian Securities Laws, the Canadian Preliminary Prospectus with the Securities Commissions;

(d)

the Corporation has filed with the SEC the Initial Registration Statement to register the offer and sale of the Offered Shares under the U.S. Securities Act and the rules and regulations of the SEC thereunder, including the U.S. Preliminary Prospectus;

(e)

the Corporation has filed with the SEC an Appointment of Agent for Service of Process and Undertaking for the Corporation on Form F-X in conjunction with the filing of the Initial Registration Statement (the “Form F-X”);

(f)	the Corporation shall, under Canadian Securities Laws:

(i)

as promptly as practicable after the execution of this Agreement and in any event by 5:00 p.m. (Toronto time) on January 26, 2017 and on a basis acceptable to the Underwriters, acting reasonably, prepare and file the Canadian Amended Preliminary Prospectus under and as required by Canadian Securities Laws with each of the Securities Commissions; and

(ii)

as promptly as practicable thereafter, obtain and deliver to the Underwriters a Passport Receipt dated January 26, 2017, issued by the Principal Regulator evidencing that a receipt for the Canadian Amended Preliminary Prospectus has been issued or deemed to be issued by the Securities Commissions in each of the Canadian Qualifying Jurisdictions;

(g)

the Corporation shall, as promptly as practicable after the execution of this Agreement and in any event no later than 5:00 p.m. (Toronto time) on January 26, 2017 and on a basis acceptable to the Underwriters, acting reasonably, prepare and file with the SEC pursuant to the multijurisdictional disclosure system Amendment No. 1 to the Registration Statement, including the U.S. Amended Preliminary Prospectus;

(h)

the Corporation shall, as promptly as practicable after (i) any comments of the Securities Commissions in respect of the Canadian Amended Preliminary Prospectus have been satisfied and (ii) any comments of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in respect of the U.S. Amended Preliminary Prospectus have been satisfied, and in any event by 5:00 p.m. (Toronto time) on February 2, 2017 (or in any case by such later date or dates as may be determined by the Bookrunners in their sole discretion) and on a basis acceptable to the Underwriters, acting reasonably, prepare and file the Canadian Final Prospectus under and as required by Canadian Securities Laws with each of the Securities Commissions and obtain and deliver to the Underwriters a Passport Receipt issued by the Principal Regulator evidencing that a receipt for the Canadian Final Prospectus has been issued or deemed to be issued by the Securities Commissions in each Canadian Qualifying Jurisdiction;

(i)

the Corporation shall, immediately after the filing of the Canadian Final Prospectus but no later than 5:00 p.m. (Toronto time) on February 2, 2017 (or in any case, by such later date or dates as may be determined by the Bookrunners in their sole discretion) and on a basis acceptable to the Underwriters, acting reasonably, prepare and file with the SEC pursuant to the multi-jurisdictional disclosure system, Amendment No. 2 to the Registration Statement, including the U.S. Final Prospectus, which Amendment No. 2 to the Registration Statement will become effective under the U.S. Securities Act upon filing thereof pursuant to Rule 467(a) under the U.S. Securities Act; and

(j)

the Corporation will use all reasonable commercial efforts to obtain the conditional listing of the Offered Shares on the Toronto Stock Exchange by the Closing Time, subject to the satisfaction by the Corporation of customary conditions specified by the Toronto Stock Exchange, and approval for listing of the Offered Shares on the New York Stock Exchange by the Closing Time, subject only to the official notice of issuance, and the Corporation will promptly satisfy all such conditions to listing of both such exchanges.

2.2

The Corporation agrees to allow the Underwriters, prior to the filing of the Offering Documents, to participate fully in the preparation of, and approve the form and content of, the Offering Documents and such other documents as may be required under Securities Laws to qualify the Distribution of the Offered Shares in the Canadian Qualifying Jurisdictions and in the United States, in each case, acting reasonably, and to allow the Underwriters to conduct all due diligence which the Underwriters may reasonably require in order to:

(a)	confirm the Public Record is accurate and current in all material respects;

(b)	fulfill the Underwriters’ obligations as underwriters; and

(c)	enable the Underwriters to responsibly execute the certificates in the Canadian Prospectuses required to be executed by the Underwriters.

2.3

After the date of the Final Prospectuses and until the conclusion of the Distribution of the Offered Shares, the Corporation shall take or cause to be taken all steps as may, from time to time, be necessary to maintain the qualification of, or if the qualification shall cease for any reason to requalify, the Distribution of the Offered Shares in each of the Canadian Qualifying Jurisdictions and in the United States; provided, however, that with respect to state securities law qualifications in the United States, the Corporation shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subjected.

2.4	During the Distribution of the Purchased Shares:

(a)

the Corporation shall approve in writing the template version of any marketing materials prepared by the Designated Underwriter and proposed to be provided by the Underwriters to any potential investor of Purchased Shares, any such marketing materials to comply with Canadian Securities Laws and U.S. Securities Laws and to be acceptable in form and substance to the Corporation, in its sole discretion;

(b)

the Designated Underwriter shall, on behalf of the Underwriters, approve a template version of any such marketing materials in writing prior to the time such marketing materials are provided to potential investors of Purchased Shares;

(c)

the Corporation shall file the template version of any such marketing materials on SEDAR on or before the day the marketing materials are first provided to any potential investor of Purchased Shares, and any comparables shall be removed from the template version in accordance with NI 44-101 prior to filing such on SEDAR (provided that if any such comparables are removed, the Corporation shall deliver a complete template version of any such marketing materials to the Securities Commissions), and the Corporation shall provide a copy of such filed template version to the Underwriters as promptly as practicable following such filing; and

(d)

following the approvals set forth in sections 2.4(a) to (c), the Underwriters may provide a limited-use version of such marketing materials that complies with Section 7.6(2) of NI 44-101 to potential investors of Purchased Shares in accordance with Securities Laws.

2.5	The Corporation and the Designated Underwriter, on behalf of the Underwriters, approve the marketing materials attached as Schedule E hereto.

2.6

The Corporation and each Underwriter, on a several basis, covenants and agrees not to provide any potential investor of Purchased Shares with any marketing materials except for marketing materials or any limited-use versions thereof which have been approved as contemplated in section 2.4, and then only to potential investors of Purchased Shares in the Canadian Qualifying Jurisdictions, the United States and other jurisdictions outside of Canada and the United States in compliance with applicable local laws in such jurisdictions.

ARTICLE 3

DELIVERY OF THE PROSPECTUSES AND RELATED DOCUMENTS

3.1	The Corporation shall deliver or cause to be delivered to the Underwriters and the Underwriters’ counsel the documents set out below at the respective times indicated:

(a)

promptly following the issuance thereof, a Passport Receipt issued by the Principal Regulator evidencing that a receipt for the Canadian Preliminary Prospectus has been issued or deemed to be issued by the Securities Commissions in each of the Canadian Qualifying Jurisdictions;

(b)

prior to or contemporaneously, as nearly as practicable, with the filing with the Securities Commissions of each of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, copies of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, signed as required by Canadian Securities Laws;

(c)

prior to or contemporaneously, as nearly as practicable, with the filing thereof with the SEC, copies of Amendment No. 1 to the Registration Statement and Amendment No. 2 to the Registration Statement, including in each case the prospectus contained therein, as filed with the SEC and copies of all exhibits and documents filed therewith which have not previously been delivered to the Underwriters;

(d)

as soon as they are available, copies of any Prospectus Amendment required to be filed under any Canadian Securities Laws, signed as required by Canadian Securities Laws, and any amendment to the Registration Statement;

(e)

as soon as they are available, copies of any documents incorporated by reference in or exhibits to the Canadian Prospectuses, the U.S. Prospectuses, the Registration Statement or any amendment to any of them which have not been previously available on SEDAR or delivered to the Underwriters; and

(f)

at the time of filing with the Securities Commissions of the Canadian Final Prospectus or any Prospectus Amendment to the Canadian Final Prospectus, as the case may be, comfort letters from each of the Corporation’s auditor and the former auditor of Former Alamos, in each case, addressed to the Underwriters, the Corporation and the board of directors of the Corporation and dated the date of the Canadian Final Prospectus or any Prospectus Amendment to the Canadian Final Prospectus, as the case may be, in form and substance satisfactory to the Underwriters, acting reasonably, relating to the verification of certain of the financial information relating to the Corporation or Former Alamos, as applicable, and its respective subsidiaries contained in any such document, the Registration Statement and the U.S. Final Prospectus or incorporated by reference therein, which comfort letter shall be based on a review having a cut-off date not more than three business days prior to the date of such letter. Such letter shall also state that such auditor is independent within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of Ontario and within the meaning of the U.S. Securities Act and the applicable published rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).

3.2

The delivery to the Underwriters of the filed Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus shall constitute a representation and warranty to the Underwriters by the Corporation that:

(a)

the information and statements contained in the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, as the case may be (except any information and statements relating solely to the Underwriters which have been provided in writing to the Corporation by or on behalf of any Underwriter through the Bookrunners specifically for inclusion therein) constitute full, true and plain disclosure of all material facts relating to the Offered Shares as required by Canadian Securities Laws as at the respective dates thereof; and

(b)

the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus or the Canadian Final Prospectus, as the case may be, does not contain a misrepresentation within the meaning of Canadian Securities Laws provided that such representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of any Underwriter through the Bookrunners specifically for inclusion therein.

Such delivery shall also constitute the consent of the Corporation to the use of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus by the Underwriters in connection with the Distribution of the Offered Shares in the Canadian Qualifying Jurisdictions and elsewhere outside the United States in compliance with this Agreement and applicable securities laws, including Securities Laws.

3.3	The Corporation hereby represents, warrants and covenants to the Underwriters as follows:

(a)

the documents incorporated by reference in the Offering Documents, when they were filed with the Securities Commissions, conformed in all material respects to the requirements of Canadian Securities Laws, and to the extent filed pursuant to the U.S. Exchange Act, conformed in all material respect to any applicable requirements of the U.S. Exchange Act when they were filed with the SEC; and any further documents incorporated by reference in the Offering Documents, when such documents are filed with the Securities Commissions or the SEC, as applicable, will conform in all material respects to the requirements of Canadian Securities Laws or the U.S. Exchange Act and the rules thereunder, as applicable;

(b)

on the Effective Date, the Registration Statement will, and on the date it is first filed and at the Closing Time (including on any Option Closing Date) the U.S. Final Prospectus will, conform in all material respects with the U.S. Securities Act and the rules and regulations of the SEC under the U.S. Securities Act; on the date first filed the Canadian Preliminary Prospectus conformed, and on the date first filed the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus and any Prospectus Amendment will, and at the Closing Time the Canadian Final Prospectus, as amended by any Prospectus Amendment will, conform in all material respects with the applicable requirements of Canadian Securities Laws and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; the Registration Statement, as of the Effective Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the U.S. Final Prospectus, as of its filing date and as of the Closing Time (including on any Option Closing Date), will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of any Underwriter through the Bookrunners specifically for inclusion in the Registration Statement, the Canadian Prospectuses or the U.S. Final Prospectus;

(c)

as of the time it was issued and as of the Closing Time (including on any Option Closing Date), each electronic roadshow, if any, when taken together as a whole with the U.S. Final Prospectus, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of any Underwriter through the Bookrunners specifically for inclusion therein;

(d)

at the time the Initial Registration Statement was filed, the Corporation was not an Ineligible Issuer (as defined in Rule 405 under the U.S. Securities Act), without taking account of any determination by the SEC pursuant to Rule 405 under the U.S. Securities Act that it is not necessary that the Corporation be considered an Ineligible Issuer; and

(e)

each Issuer Free Writing Prospectus will not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference that has not been superseded or modified; if there occurs an event or development as a result of which the U.S. Prospectuses would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or as a result of which any Issuer Free Writing Prospectus would include any information that conflicts with the information contained in the Registration Statement, the Corporation will notify promptly the Bookrunners so that any use of the U.S. Prospectuses may cease until it is amended or supplemented; and each Issuer Free Writing Prospectus will comply in all material respects with the requirements of the U.S. Securities Act and the applicable rules and regulations of the SEC thereunder.

ARTICLE 4

COMMERCIAL COPIES OF PROSPECTUSES

4.1

The Corporation shall deliver, or cause to be delivered, to the Underwriters, as promptly as practicable and in any event no later than noon (local time) on the second business day following the date of filing of the Canadian Amended Preliminary Prospectus, at offices designated by the Underwriters, such number of commercial copies of the Canadian Amended Preliminary Prospectus and the U.S. Amended Preliminary Prospectus as the Underwriters may reasonably request by instructions to the printer thereof given no later than 5:00 p.m. (Toronto time) on the date of the filing of such documents. The Corporation shall, until the conclusion of the Distribution of the Offered Shares, as promptly as practicable following a reasonable request by the Underwriters, cause to be delivered to the Underwriters such additional commercial copies of the Canadian Amended Preliminary Prospectus and the U.S. Amended Preliminary Prospectus in such numbers and at such offices in such cities as the Underwriters may reasonably request from time to time.

4.2

The Corporation shall deliver, or cause to be delivered, to the Underwriters, as promptly as practicable and in any event no later than noon (local time) on the second business day following the date of the filing of the Canadian Final Prospectus with the Securities Commissions, at offices designated by the Underwriters, such number of commercial copies of the Canadian Final Prospectus and the U.S. Final Prospectus as the Underwriters may reasonably request by instructions to the printer thereof given no later than the day prior to the time when the Corporation plans to authorize the printing of the commercial copies of the Canadian Final Prospectus and the U.S. Final Prospectus. The Corporation shall, until the conclusion of the Distribution of the Offered Shares, as promptly as practicable following a reasonable request by the Underwriters, cause to be delivered to the Underwriters such additional commercial copies of the Canadian Final Prospectus and the U.S. Final Prospectus in such numbers and at such offices in such cities as the Underwriters may reasonably request from time to time.

4.3

The Corporation shall from time to time deliver to the Underwriters, as promptly as practicable at the offices in such cities designated by the Underwriters pursuant to sections 4.1 or 4.2, the number of copies of any documents incorporated, or containing information incorporated by reference in the Canadian Prospectuses or the U.S. Prospectuses and of any Subsequent Disclosure Documents which the Underwriters may from time to time reasonably request; provided that if such documents or information are generally available to the public, such documents or information shall be deemed to have been delivered in satisfaction of this request.

ARTICLE 5

DISTRIBUTION OF OFFERED SHARES

5.1

Each of the Underwriters covenants and agrees with the Corporation to offer the Offered Shares for sale to the public in the Canadian Qualifying Jurisdictions and the United States, directly (including through any affiliate of an Underwriter) and through other investment dealers and brokers (the Underwriters, together with such other investment dealers and brokers, referred to herein as the “Selling Firms”), only in compliance with all applicable Securities Laws, upon the terms and conditions set forth in the Canadian Final Prospectus or the U.S. Final Prospectus, as applicable, any Prospectus Amendment and this Agreement.

5.2	Each of the Underwriters covenants and agrees with the Corporation:

(a)

to offer the Offered Shares for sale to the public outside of Canada and the United States, directly (including through any affiliate of an Underwriter) and through other Selling Firms, only in compliance with all applicable laws and regulations in each jurisdiction into and from which they may offer or sell the Offered Shares, upon the terms and conditions set forth in the Canadian Final Prospectus or the U.S. Final Prospectus, as applicable, any Prospectus Amendment and this Agreement;

(b)	to use all reasonable efforts to complete and to cause the Selling Firms to complete the Distribution of the Offered Shares as soon as possible after the Closing Time; and

(c)	to comply with applicable Securities Laws with respect to the use of “green sheets” and other marketing materials.

5.3

The Underwriters may, after a reasonable effort has been made to sell all of the Offered Shares at the Offering Price, offer the Offered Shares at a price less than the Offering Price in compliance with Securities Laws and, specifically in the case of any Offered Shares offered in the Canadian Qualifying Jurisdictions, the requirements of NI 44-101 and the disclosure concerning the same which is contained in the Canadian Prospectuses. The Underwriters will notify the Corporation in writing if the Offering Price is to be reduced prior to commencing any such offer or sales.

5.4

For the purposes of this Article 5, the Underwriters shall be entitled to assume that the Distribution of the Offered Shares is qualified in each of the Canadian Qualifying Jurisdictions and that the Offered Shares are registered under U.S. federal securities laws after receipt by the Bookrunners of notification from the Corporation’s counsel that a Passport Receipt for the Canadian Final Prospectus has been issued or is deemed to be issued and that the Registration Statement has been declared or otherwise become effective, as applicable, unless the Underwriters receive notice to the contrary from the Corporation or any applicable securities regulatory authority.

5.5

No Underwriter will be liable to the Corporation under this Article 5 with respect to a default by another Selling Firm (that is not an affiliate of such Underwriter), another Underwriter, or the Corporation under this Agreement if neither the Underwriter nor any of its affiliated Selling Firms is itself in violation.

5.6

The Bookrunners will notify the Corporation when, in their opinion, the Underwriters have ceased Distribution of the Offered Shares and shall, as promptly as practicable, and in any event, no later than 25 days thereafter, provide the Corporation with a breakdown of the number of Offered Shares distributed in each of the Canadian Qualifying Jurisdictions where such breakdown is required for the purpose of calculating fees payable to a Securities Commission.

ARTICLE 6

MATERIAL CHANGES

6.1

During the period commencing on the date hereof until the completion of the Distribution of the Offered Shares, the Corporation shall promptly notify the Underwriters, in writing, with full particulars of:

(a)	any change (actual, anticipated, contemplated or threatened) in the business, operations, condition (financial or otherwise) or capital of the Corporation and its subsidiaries (taken as whole); or

(b)

any change in any matter covered by a statement contained in the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses or any Subsequent Disclosure Document or amendment or supplement to any of them; or

(c)

any fact which has arisen which would have been required to have been stated in the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses, or any Subsequent Disclosure Document as amended or supplemented from time to time, had the fact arisen on or prior to the date thereof;

which change or fact in any such case is, or may be, of such a nature as: (i) to render the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses, or any Subsequent Disclosure Document, as amended or supplemented immediately prior to such change or fact, misleading or untrue in any material respect, or (ii) would result in a misrepresentation in the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses, or any Subsequent Disclosure Document, as amended or supplemented from time to time immediately prior to such change or fact or (iii) would result in the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses, or any Subsequent Disclosure Document, as amended or supplemented from time to time immediately prior to such change or fact, not complying with any of the Securities Laws, or (iv) would result in it being necessary to amend the Registration Statement or to amend or supplement the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or the U.S. Final Prospectus in order that such document will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein (in the case of the Registration Statement) or necessary in order to make the statements therein, in the case of the Registration Statement, not misleading, and in the case of the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or U.S. Final Prospectus, in light of the circumstances under which such statements are made, not misleading, or (v) would reasonably be expected to have a significant effect on the market price or market value of the Common Shares. The Corporation shall promptly comply with all applicable filing and other requirements, if any, under the Securities Laws arising as a result of such change or fact. In addition, if during the period of the Distribution of the Offered Shares under the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses, or any Subsequent Disclosure Document, as amended or supplemented from time to time, there is any change in any applicable Securities Laws which results in a requirement to file a Prospectus Amendment, the Corporation shall make such filing as promptly as practicable. The Corporation shall also discuss with the Underwriters any change or fact in respect of which there may be doubt respecting the applicability of this section.

6.2

During the period commencing on the date hereof and ending on the completion of the Distribution of the Offered Shares, the Corporation shall promptly comply to the reasonable satisfaction of the Underwriters and their counsel with any applicable filing and other requirements under the Securities Laws arising as a result of any change, event or circumstance referred to in section 6.1 above and shall prepare and file under all applicable Securities Laws, with all reasonable dispatch, and in any event within any time limit prescribed under applicable Securities Laws, any Subsequent Disclosure Document or Prospectus Amendment or amendment or supplement to the Registration Statement as may be required under applicable Securities Laws; provided that the Corporation shall allow the Underwriters and their counsel to participate fully in the preparation of any such Subsequent Disclosure Document or Prospectus Amendment or amendment or supplement to the Registration Statement and to conduct all due diligence investigations which the Underwriters may reasonably require in order to fulfill their obligations as underwriters and in order to enable the Underwriters to responsibly execute the certificate required to be executed by them in any Prospectus Amendment and the Underwriters shall have approved the form of any Prospectus Amendment or amendment or supplement to the Registration Statement, such approval not to be unreasonably withheld and to be provided in a timely manner. The Corporation shall further promptly deliver to the Underwriters and the Underwriters’ counsel a copy of each Prospectus Amendment or amendment or supplement to the Registration Statement signed as required by applicable Securities Laws, and each Subsequent Disclosure Document, such number of commercial copies of each Prospectus Amendment or amendment or supplement to the Registration Statement as the Underwriters may reasonably request, in the same manner as set forth in section 4.1 hereof, as well as opinions and letters with respect to each such Prospectus Amendment or amendment or supplement to the Registration Statement substantially similar to those referred to in section 3.1(f) above.

6.3

The delivery to the Underwriters of each Prospectus Amendment and Subsequent Disclosure Document shall constitute a representation and warranty to the Underwriters by the Corporation, with respect to the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, as amended, modified or superseded by such Prospectus Amendment or Subsequent Disclosure Document and by each Prospectus Amendment and Subsequent Disclosure Document previously delivered to the Underwriters as aforesaid, to the same effect as set forth in paragraphs (a) and (b) of section 3.2 above. Such delivery shall also constitute the consent of the Corporation to the use of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, together with all Prospectus Amendments and Subsequent Disclosure Documents, as applicable, by the Underwriters in connection with the Distribution of the Offered Shares in the Canadian Qualifying Jurisdictions and elsewhere outside the United States; provided that the use of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, together with all Prospectus Amendments and Subsequent Disclosure Documents, as applicable, and the Distribution of the Offered Shares by the Underwriters is conducted in compliance with this Agreement and applicable securities laws, including Securities Laws.

6.4

During the period commencing on the date hereof and ending on the completion of the Distribution of the Offered Shares, the Corporation will promptly inform the Underwriters of the full particulars of:

(a)

any request of any Securities Commission or the SEC for any amendment to the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses or any Subsequent Disclosure Document or any part of the Public Record or for any additional information;

(b)

the issuance by any Securities Commission, the SEC or by any other competent authority of any order to cease or suspend trading of any securities of the Corporation or of the institution or, to the knowledge of the Corporation, threat of institution of any proceedings for that purpose; or

(c)

the receipt by the Corporation of any communication from any Securities Commission, the SEC, the Toronto Stock Exchange, the New York Stock Exchange or any other competent authority relating to the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses, any Subsequent Disclosure Document or the Distribution of the Offered Shares,

and the Corporation will use its commercially reasonable efforts to prevent the issuance of any such stop order or any such order preventing or suspending the use of any prospectus relating to the Offered Shares or the suspension of any such qualification and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Offered Shares or suspending any such qualification, to use its commercially reasonable efforts to obtain the withdrawal of such order as promptly as practicable.

ARTICLE 7

REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1

The Corporation represents, warrants and covenants, as applicable, to and with the Underwriters and acknowledges that the Underwriters are relying thereon in connection with the purchase of the Purchased Shares, that:

(a)

the Corporation is a validly subsisting corporation in good standing under the laws of the Province of Ontario, with the necessary corporate power and capacity to own, directly or indirectly, lease and operate, as applicable, its properties and conduct its business as described in the Preliminary Prospectuses and the Final Prospectuses;

(b)

each subsidiary and partnership of the Corporation with total assets that exceed 10 percent of the total consolidated assets of the Corporation or revenues that exceed 10 percent of the total consolidated revenues of the Corporation as at and for the period ending on September 30, 2016, each of which is listed in Schedule D to this Agreement (each a “Significant Subsidiary”), has been duly organized and is subsisting and in good standing, if applicable, under the laws of the jurisdiction of its incorporation or organization, has the necessary corporate, or in the case of partnerships, appropriate power and authority or capacity to own, directly or indirectly, lease and operate, as applicable, its properties and to conduct its business as described in the Preliminary Prospectuses and the Final Prospectuses, except as otherwise disclosed in the Registration Statement, the Preliminary Prospectuses and the Final Prospectuses; except as otherwise disclosed in the Preliminary Prospectuses and the Final Prospectuses, all of the issued and outstanding shares or partnership interests (or other equity interests), as the case may be, of each of the Significant Subsidiaries have been duly authorized and validly issued, are (in the case of shares of a corporation) fully paid and non-assessable and are owned by the Corporation, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

(c)

the Corporation has the necessary corporate power and authority to enter into this Agreement, to issue the Offered Shares and to perform its obligations set out herein and this Agreement has been duly authorized, executed and delivered by the Corporation and is a valid and legally binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except that rights of indemnity and contribution contained in this Agreement may be limited under applicable law;

(d)

the issue and sale of the Offered Shares and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Corporation is bound or to which any of the property or assets of the Corporation is subject, which individually or in the aggregate would result in a Material Adverse Effect, nor will such action result in any violation of (i) the provisions of the constating documents and by-laws of the Corporation or (ii) any statute or any order, rule or regulation of any Governmental Agency and no consent, approval, authorization, order, registration, clearance or qualification (“Governmental Authorization”) of or with any such Governmental Agency is required for the issue and sale of the Offered Shares or the consummation by the Corporation of the transactions contemplated hereby, except such as have been, or will have been, prior to Closing Time, obtained under Securities Law and such Governmental Authorizations as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Shares by the Underwriters;

(e)

neither the Corporation nor any of its subsidiaries is in violation of its articles and by-laws, if applicable, or, except as would not result in a Material Adverse Effect, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(f)

no labor dispute with the employees of the Corporation or any subsidiary exists or, to the knowledge of the Corporation, is imminent, which may reasonably be expected to result in a Material Adverse Effect;

(g)

other than as set forth in the Preliminary Prospectuses and the Final Prospectuses, there are no actions, suits, proceedings, inquiries or investigations before, brought or pending by any court or Governmental Agency or body, domestic or foreign, to which the Corporation or any of its subsidiaries is a party or of which any property of the Corporation or any of its subsidiaries is the subject which, if determined adversely to the Corporation or any of such subsidiaries, would result in a Material Adverse Effect; and, to the Corporation’s knowledge, no such actions, suits, proceedings, inquiries or investigations are contemplated by any Governmental Agency or by others;

(h)

the Corporation is not and, after giving effect to the offering and the sale of the Offered Shares and the application of their proceeds as described in the Preliminary Prospectuses and the Final Prospectuses, will not be required to be registered as an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder;

(i)

except as disclosed in or contemplated by the Canadian Final Prospectus or any Prospectus Amendment and the U.S. Final Prospectus, subsequent to December 31, 2015, there has not been any material adverse change, actual, or to the knowledge of the Corporation, pending, in the business, operations or condition (financial or otherwise) of the Corporation and its subsidiaries, taken as a whole;

(j)

other than as set forth in the Preliminary Prospectuses and the Final Prospectuses, and except as would not individually or in the aggregate result in a Material Adverse Effect, (i) each of the Corporation and the Significant Subsidiaries has conducted and is conducting its business in compliance in all material respects with all applicable laws, rules and regulations in each jurisdiction in which it carries on a material portion of its business, (ii) the Corporation and its subsidiaries are each in compliance with all applicable Environmental Laws, (iii) the Corporation and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws for the business as presently conducted and are each in compliance with their requirements, (iv) there are no pending or, to the knowledge of the Corporation, threatened Environmental Claims against the Corporation or any subsidiary; and (v) there are no orders for clean-up or remediation, or actions, suits or proceedings by any private party or Governmental Agency, against or affecting the Corporation or any of its subsidiaries alleging releases of Hazardous Materials or any violation of Environmental Laws;

(k)

other than as set forth in the Preliminary Prospectuses and the Final Prospectuses, the Corporation and its Significant Subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all Governmental Agencies (“Governmental Licenses”) that are necessary to own or lease their respective properties and conduct their businesses as described in the Preliminary Prospectuses and the Final Prospectuses, except where such failure would not result in a Material Adverse Effect; the Corporation and its Significant Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Corporation nor any of its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect;

(l)

the Corporation or one of its subsidiaries, as applicable, has good and valid title to all real property owned or leased by the Corporation and each of its subsidiaries, free and clear of all mortgages, liens, security interests, claims, restrictions or encumbrances of any kind except (a) as described in the Preliminary Prospectuses and the Final Prospectuses, or (b) where any defect in or absence of such title would not, singly or in the aggregate, result in a Material Adverse Effect;

(m)

with respect to information included in the Preliminary Prospectuses and the Final Prospectuses: (i) information relating to the Corporation’s estimates of mineral reserves and mineral resources as at the effective date of such estimates has been reviewed and verified by the Corporation or independent consultants to the Corporation as being consistent with the Corporation’s mineral reserve and mineral resource estimates as at the effective date of such estimates; (ii) the mineral reserve and mineral resource estimates have been prepared in accordance with National Instrument 43-101—Standards of Disclosure for Mineral Projects (“NI 43-101”) by or under the supervision of a qualified person as defined therein; (iii) the methods used in estimating the Corporation’s mineral reserves and mineral resources are in accordance with accepted mineral reserve and mineral resource estimation practices; (iv) the Corporation has duly filed with the Securities Commissions in compliance with Canadian Securities Laws all technical reports required by NI 43-101 to be filed with the Securities Commissions and all such reports (as amended) comply with the requirements thereof; and (v) to the knowledge of the Corporation, there have been no material changes to such information since the date of delivery or preparation thereof, except as disclosed in the Preliminary Prospectuses and the Final Prospectuses;

(n)

(i) other than as set forth in the Preliminary Prospectuses and the Final Prospectuses, neither the Corporation nor any of its subsidiaries, nor any director or officer, nor, to the Corporation’s knowledge, any employee, agent, affiliate or representative of the Corporation or any of its subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)

the target of any sanctions (i) administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union or Her Majesty’s Treasury or (ii) pursuant to the U.S. Iran Sanctions Act, as amended, or Executive Order 13590 (collectively, “Sanctions”), nor

(B)	located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria);

(ii)

the Corporation will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)	to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)	in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise);

(o)

none of the Corporation, its subsidiaries or, to the knowledge of the Corporation, any director, officer, employee, agent, affiliate or representative of the Corporation or any of its subsidiaries, has, directly or indirectly, (i) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any Governmental Agency, authority or instrumentality of any jurisdiction or (ii) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift, at the time it was made, was prohibited under the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the Corruption of Foreign Public Officials Act (Canada), or the rules and regulations promulgated thereunder; and the Corporation and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;

(p)

the operations of the Corporation and its subsidiaries are, and have been, conducted at all times, in material compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or Governmental Agency, authority or body or any arbitrator involving the Corporation or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Corporation, threatened;

(q)

as of the date hereof and other than as disclosed in the Preliminary Prospectuses and the Final Prospectuses, (a) there are no material facts or material changes (within the meaning of Securities Laws) relating to the Corporation or the Significant Subsidiaries, or their respective businesses, which are required to be disclosed under Securities Laws but have not been publicly disclosed in the Corporation’s continuous disclosure filings, (b) no confidential material change report has been filed that remains confidential at the date hereof, and (c) the Corporation has filed all documents required to be filed by it under Securities Laws and such documents do not contain a misrepresentation (within the meaning of Canadian Securities Laws), or contain an untrue statement of a material fact, or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made;

(r)

(i) the Financial Statements of the Corporation included or incorporated by reference in the Registration Statement, the Preliminary Prospectuses and the Final Prospectuses, together with the related notes, present fairly in all material respects the financial position of the Corporation and its consolidated subsidiaries at the dates indicated and the earnings, retained earnings and cash flows of the Corporation and its consolidated subsidiaries for the periods specified; said consolidated financial statements comply in all material respects as to form with the applicable accounting requirements of Securities Laws as interpreted and applied by the SEC or the Securities Commissions, as applicable, and have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board, applied on a consistent basis throughout the periods involved; and the selected financial information included in the Preliminary Prospectuses and the Final Prospectuses presents fairly in all material respects the information shown therein and have been compiled or will be compiled on a basis consistent with the audited financial statements included or incorporated by reference in the Registration Statement, the Preliminary Prospectuses and the Final Prospectuses; (ii) the Financial Statements of Former Alamos included in the BAR and incorporated by reference in the Registration Statement, the Preliminary Prospectuses and the Final Prospectuses, together with the related notes, present fairly in all material respects the financial position of Former Alamos and its consolidated subsidiaries at the dates indicated and the earnings, retained earnings and cash flows of Former Alamos and its consolidated subsidiaries for the periods specified; said consolidated financial statements comply in all material respects as to form with the applicable accounting requirements of Securities Laws as interpreted and applied by the SEC or the Securities Commissions, as applicable, and have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board, applied on a consistent basis throughout the periods involved; (iii) the unaudited pro forma consolidated balance sheet of the Corporation as at March 31, 2015 and the unaudited pro forma consolidated statement of operations of the Corporation for the three months ended March 31, 2015 and the year ended December 31, 2014, together with the notes thereto and the other information required by Part 8 of NI 51-102, included in the BAR and incorporated by reference in the Registration Statement, the Preliminary Prospectuses and the Final Prospectuses fairly present in all material respects the pro forma consolidated financial position, results of operations and earnings of the Corporation as at the dates and for the periods indicated after giving effect to the transactions and assumptions described in the related notes thereto. Such unaudited pro forma consolidated financial statements have been prepared in accordance with Canadian Securities Laws and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and assumptions referred to therein;

(s)

(i) KPMG LLP, which has audited certain Financial Statements of the Corporation and its subsidiaries included or incorporated by reference in the Preliminary Prospectuses, Final Prospectuses and Registration Statement, is independent with respect to the Corporation within the Rules of Professional Conduct of the Institute of Chartered Accountants of Ontario, is registered with the Canadian Public Accountability Board and is an independent registered public accounting firm within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States); (ii) Ernst & Young LLP, which has audited certain Financial Statements of Former Alamos included in the BAR and incorporated by reference in the Preliminary Prospectuses, Final Prospectuses and Registration Statement, is independent with respect to Former Alamos within the Rules of Professional Conduct of the Institute of Chartered Accountants of Ontario, is registered with the Canadian Public Accountability Board and is an independent registered public accounting firm within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States);

(t)

the Corporation is a “reporting issuer” or has equivalent status in each of the Canadian Qualifying Jurisdictions within the meaning of Canadian Securities Laws in such Canadian Qualifying Jurisdictions and since December 31, 2015, the Corporation has not received any correspondence or notice from a Securities Commission concerning a review of any of the Corporation’s continuous disclosure documents in respect of which any matters remain outstanding;

(u)

the Corporation and its subsidiaries maintain “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the U.S. Exchange Act); such internal control over financial reporting and procedures are effective and the Corporation and its subsidiaries are not aware of any material weakness in their internal control over financial reporting;

(v)

the Corporation and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the U.S. Exchange Act); such disclosure controls and procedures are effective;

(w)

there is and has been no failure on the part of the Corporation and any of the Corporation’s directors or officers, in their capacities as such, to comply with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications;

(x)

the Corporation is authorized to issue an unlimited number of Common Shares of which, as at January 26, 2016, not more than 267,222,594 Common Shares were issued and outstanding, all of which Common Shares are issued as fully paid and non-assessable, and subject to the restrictions set forth in the Corporation’s articles, an unlimited number of first preferred shares, none of which are issued and outstanding as at the date hereof, and an unlimited number of second preferred shares, none of which are issued and outstanding as at the date hereof;

(y)

when issued, all of the Purchased Shares will have been duly and validly issued as fully paid and non-assessable shares of the Corporation and will conform to the descriptions thereof in the Registration Statement, the Preliminary Prospectuses and the Final Prospectuses;

(z)

except as provided for herein and under the Corporation’s employee stock option plans and dividend reinvestment plan, no person has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement (including convertible securities or warrants) for the purchase, subscription or issuance of Common Shares; and no person has the right to require the Corporation or any of its subsidiaries to qualify or register any securities for sale under the Canadian Securities Laws or the U.S. Securities Act by reason of the filing of the Canadian Prospectuses or the U.S. Prospectuses with any Securities Commission or the SEC or the filing of the Registration Statement with the SEC or the issuance and sale of the Offered Shares;

(aa)

no Securities Commission or similar regulatory authority or the Toronto Stock Exchange or the New York Stock Exchange or the SEC has issued any order which is currently outstanding preventing or suspending trading in any securities of the Corporation, and no such proceeding is, to the knowledge of the Corporation, pending, contemplated or threatened;

(bb)

the issued and outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange and the New York Stock Exchange and the Corporation is not in default of its listing requirements on the Toronto Stock Exchange of the New York Stock Exchange in any material respect;

(cc)

Computershare Trust Company of Canada has been duly appointed as transfer agent and registrar for the Common Shares in Canada and Computershare Trust Company NA has been duly appointed as co-transfer agent and co-registrar for the Common Shares in the United States;

(dd)

the Corporation has not taken, directly or indirectly, and will not take any action designed to or that would constitute or that would reasonably be expected to cause or result in, under Canadian Securities Laws or the U.S. Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Corporation to facilitate the sale or resale of the Offered Shares;

(ee)

the Corporation will timely file such reports pursuant to the U.S. Exchange Act as are necessary in order to make generally available to its securityholders an earnings statement for the purposes of, and to provide the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the U.S. Securities Act; and

(ff)

other than the Underwriters, there is no person acting or, to the knowledge of the Corporation, purporting to act at the request of the Corporation, who is entitled to any broker’s or finder’s fees in connection with the transactions contemplated herein.

7.2

The Corporation covenants and agrees with and in favour of the Underwriters that the net proceeds received by the Corporation from the Underwriters from the sale of the Offered Shares will be used for the purposes to be described in the Preliminary Prospectuses and the Final Prospectuses, subject to the qualifications described under the headings “Use of Proceeds” and “Risk Factors” in the Final Prospectuses.

7.3

During the period commencing on the date hereof and ending on the date which is 90 days from the Closing Date contemplated hereunder (the “Lock-Up Period”), the Corporation will not, without the prior written consent of the Bookrunners, on behalf of the Underwriters, which consent shall not be unreasonably withheld, directly or indirectly, offer, sell or issue for sale or resale, as the case may be, or publicly announce the issue or sale or intended issue or sale of, any securities of the Corporation, including Common Shares or financial instruments or securities convertible or exchangeable into Common Shares, or publicly announce its intention to do so or file a prospectus or registration statement with a Securities Commission or the SEC in respect thereof, in each case except: (i) as contemplated by this Agreement; (ii) as consideration in connection with an acquisition of assets or of a business or entity, a consolidation, merger, combination or plan of arrangement, or a transaction or series of transactions entered into in response to an unsolicited bid by a third party to engage in any of the foregoing transactions, (iii) under any of the Corporation’s equity-based compensation plans existing at the date hereof, (iv) pursuant to a dividend reinvestment plan, (v) pursuant to rights or obligations under securities or instruments outstanding on the date hereof or issued as permitted by (ii) or (iii) above, (vi) in the case of the filing of any shelf prospectuses or registration statements by the Corporation where Common Shares are not being distributed to the public (but, for clarity, Common Shares may be qualified pursuant to such prospectuses or registration statements), or (vii) in connection with the issuance, from time to time, of Common Shares, which qualify as “flow-through shares” as defined in the Income Tax Act (Canada), provided that the aggregate gross proceeds to the Corporation from such issuances do not exceed $10 million.

7.4

Unless the Corporation and the Bookrunners otherwise agree in writing, neither the Corporation nor any Underwriter has made and none of them will make any offer relating to the Offered Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses, if any, included in Schedule C hereto and in respect of any electronic roadshow furnished to the Bookrunners prior to first use and not objected to by the Bookrunners. Any such free writing prospectus consented to by the Bookrunners or the Corporation is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Corporation agrees that (i) it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it will comply with the requirements of Rules 164 and 433 under the U.S. Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

ARTICLE 8

CLOSING

8.1	The closing of the purchase and sale of the Firm Shares shall take place at the Closing Time at the offices of Torys LLP in Toronto, Ontario.

8.2

The closing of the purchase and sale of any Option Shares shall be completed at the Closing Time on such date (the “Option Closing Date”), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date, nor less than three nor more than five business days after the giving of the notice hereinafter referred to (provided that if the Option Closing Date is the same as the Closing Date, such notice may be given not less than two business days prior to the Option Closing Date), as shall be specified in a written notice from the Bookrunners, on behalf of the Underwriters, to the Corporation of the Underwriters’ determination to purchase that number of Option Shares specified in such notice. The closing of the purchase and sale of any Option Shares shall be completed at the offices of Torys LLP in Toronto, Ontario. If the Over-Allotment Option is exercised, all of the provisions of this Agreement relating to the purchase by the Underwriters of the Firm Shares shall apply mutatis mutandis in relation to the purchase by the Underwriters of any Option Shares at the Closing Time on the Option Closing Date.

8.3

At the Closing Time, the Corporation shall deliver to CDS Clearing and Depository Services Inc. (“CDS”), on behalf of the Underwriters, in electronic or certificated form, the Firm Shares registered in name or names as the Bookrunners may notify the Corporation not less than two business days before the Closing Date. The Bookrunners, on behalf of the Underwriters, shall furnish to CDS not less than two business days before the Closing Date, a breakdown of the number of Firm Shares to be allocated in the book-based system of CDS to the Underwriters and other brokers or dealers which are participants of CDS and act on behalf of beneficial owners, together with the financial institution numbers of each person to whom Firm Shares are to be allocated in the book-

based system. The delivery of the Firm Shares in electronic or certificated form to CDS shall be made against payment by the Underwriters to the Corporation of the aggregate purchase price, net of the Underwriting Fee, for the Firm Shares by wire transfer in immediately available funds as set forth in section 8.4.

8.4

Payment of the amount of the aggregate purchase price for the Purchased Shares, net of the Underwriting Fee, shall be effected by wire transfer in immediately available U.S. dollars payable to the Corporation or as the Corporation may otherwise direct the Underwriters in writing not later than 5:00 p.m. (Toronto time) on the business day immediately preceding the Closing Date.

ARTICLE 9

CONDITIONS PRECEDENT

9.1

The following are conditions precedent to the obligations of the Underwriters to close the transactions contemplated by this Agreement, which conditions the Corporation covenants to exercise all reasonable commercial efforts to have fulfilled at or prior to the Closing Time and which conditions may be waived in writing in whole or in part by the Underwriters at any time. If any of the conditions are not met, each of the Underwriters may terminate its obligations under this Agreement without prejudice to any other remedies it may have. At the Closing Time:

(a)

the Canadian Final Prospectus shall have been filed with the Securities Commissions and the US Final Prospectus and the Registration Statement shall have been filed with the SEC; the Registration Statement shall have become effective under the U.S. Securities Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC; no order having the effect of preventing or suspending the use of any prospectus (including any Issuer Free Writing Prospectus) relating to the Offered Shares shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Securities Commissions or the SEC; and all requests for additional information on the part of the Securities Commissions and the SEC shall have been complied with to the reasonable satisfaction of the Underwriters;

(b)

the Underwriters shall have received a certificate, dated the Closing Date, from the President & Chief Executive Officer and the Chief Financial Officer of the Corporation, or by such other senior officers satisfactory to the Underwriters, acting reasonably, certifying on behalf of the Corporation and not in their respective personal capacity and without personal liability, that:

(i)

the Corporation has complied with and satisfied, in all material respects, the covenants, terms and conditions of this Agreement on its part to be complied with or satisfied at or prior to the Closing Time;

(ii)

the representations and warranties of the Corporation contained herein are true and correct in all materials respects (except in the case where such representations and warranties are qualified by “Material Adverse Effect”

or other concepts of materiality, in which case such representations and warranties shall be true and correct in all respects) as of the Closing Time with the same force and effect as if made at and as of the Closing Time, except for such representations and warranties which are made as of a specific date other than the Closing Date; and

(iii)

there has been no material adverse change, financial or otherwise, as at the Closing Date, in the business, operations, or condition (financial or otherwise) of the Corporation and its subsidiaries (taken as a whole) from that disclosed in the Canadian Final Prospectus, the U.S. Final Prospectus or any Prospectus Amendment;

(c)

the Corporation shall have furnished to the Underwriters evidence that the Offered Shares have been conditionally approved for listing and trading on the Toronto Stock Exchange and that the Common Shares purchased at that time will be posted for trading on the Toronto Stock Exchange and the New York Stock Exchange on the Closing Date;

(d)

the Underwriters shall have received a comfort letter of each of the Corporation’s auditor and the former auditor of Former Alamos, in each case, addressed to the Underwriters, the Corporation and the board of directors of the Corporation, and dated the Closing Date, in form and substance satisfactory to the Underwriters, acting reasonably, bringing the information contained in the comfort letter or letters from such auditor referred to in section 3.1(f) hereof forward to the Closing Time, which comfort letter shall be based on a review having a cut-off date not more than three business days prior to the Closing Date;

(e)

the Underwriters shall have received, dated the Closing Date (i) legal opinions from Torys LLP, Canadian counsel for the Corporation (or where applicable, opinions of local counsel as to the laws other than those of Canada and the Provinces of Alberta and Ontario), to the effect set forth in Schedule A hereto, (ii) legal opinions and a negative assurance letter from Torys LLP, U.S. counsel for the Corporation, to the effect set forth in Schedule B hereto, (iii) legal opinions from Fasken Martineau DuMoulin LLP, Canadian counsel for the Underwriters, with respect to the offering and sale of the Offered Shares in Canada, the Canadian Final Prospectus and other related matters as the Underwriters may reasonably require, and (iv) legal opinions and a negative assurance letter from Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel for the Underwriters, with respect to the offering and sale of the Offered Shares in the United States, the Registration Statement, the U.S. Final Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, it being understood that counsel for the Underwriters may rely on the opinions of counsel for the Corporation and the opinions of local counsel in the Canadian Qualifying Jurisdictions as to all matters not governed by the laws of the respective jurisdictions in which they are qualified to practice, and that all counsel may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of the Corporation, auditors and public officials, and that the opinions of counsel may be subject to usual qualifications as to equitable remedies, creditors’ rights laws and public policy considerations;

(f)

the Underwriters shall have received favourable legal opinions from counsel to the Corporation in the relevant local jurisdictions, dated as of the Closing Date and in form and substance acceptable to the Underwriters, acting reasonably, as to title matters in respect of each of the following properties: Young-Davidson, Mulatos, El Chanate, Aği Daği, Kirazli, Çamyurt and Lynn Lake;

(g)

evidence satisfactory to the Bookrunners that FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements of the offering and sale of the Offered Shares; and

(h)	the Underwriters shall have received such further certificates and documents as the Bookrunners may reasonably request in order to evidence the satisfaction of any of the conditions in the Agreement.

ARTICLE 10

TERMINATION

10.1

In addition to any other remedies which may be available to the Underwriters, each Underwriter shall be entitled, at such Underwriter’s sole option, to terminate and cancel, without any liability on such Underwriter’s part, its obligations under this Agreement to purchase the Offered Shares, if any, by giving written notice to that effect to the Corporation and the other Underwriters at or prior to the Closing Time, as applicable, if after the execution and delivery of this Agreement and prior to the Closing Time, as applicable:

(a)	trading generally shall have been suspended or materially limited on, or by, as the case may be, either of the Toronto Stock Exchange or the New York Stock Exchange;

(b)	a material disruption in securities settlement, payment or clearance services in Canada or the United States shall have occurred;

(c)	any moratorium on commercial banking activities shall have been declared by Canadian or United States authorities;

(d)

any inquiry, investigation or proceeding in relation to the Corporation or its directors or officers, whether formal or informal, is commenced, announced, or threatened, which, in the opinion of that Underwriter, acting in good faith, would reasonably be expected to have a Material Adverse Effect;

(e)

any law or regulation under or pursuant to any statute of Canada or of any province thereof, or of the United States or any state or territory thereof, is promulgated or changed which in the opinion of that Underwriter, acting in good faith, operates to prevent or materially restrict the distribution or trading of the Offered Shares or which, in the opinion of that Underwriter, acting in good faith, would reasonably be expected to have a material adverse effect on the market price or value of the Offered Shares or a Material Adverse Effect;

(f)

there is, in the opinion of that Underwriter, acting in good faith, a material change or a change in any material fact or a new material fact arises that would reasonably be expected to have a material adverse effect on the market price or value of the Offered Shares or a Material Adverse Effect;

(g)

there shall have occurred any catastrophe, accident, natural disaster, public protest, war, outbreak or escalation of hostilities or terrorist action, or any change in financial markets, currency exchange rates or controls or any calamity or crisis, or any other occurrence of any nature whatsoever, that, in that Underwriter’s judgment, is material and adverse and which, singly or together with any other event specified in this clause, makes it, in that Underwriter’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Shares on the terms and in the manner contemplated in the Preliminary Prospectuses or the Final Prospectuses;

(h)

there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law or regulation which, in the opinion of that Underwriter, seriously adversely affects, or involves, or will seriously adversely affect, or involve, the financial markets or the business, operations or affairs of the Corporation and its subsidiaries (taken as a whole); or

(i)

the Corporation is in breach of any material term, condition or covenant of this Agreement or any representation or warranty given by the Corporation in this Agreement is false or becomes false in any material respect.

10.2

In the event of a termination by an Underwriter pursuant to this Article 10, there shall be no further liability on the part of such Underwriter to the Corporation or of the Corporation to such Underwriter in respect of the proposed Distribution of the Offered Shares, except in respect of the obligations of the Corporation under Article 12 and Article 13.

ARTICLE 11

CONDITIONS

11.1

All terms and conditions of this Agreement shall be construed as conditions and any breach or failure to comply in all material respects with any such terms or conditions which are for the benefit of the Underwriters shall entitle any of the Underwriters to terminate their obligation to purchase the Purchased Shares by notice in writing to that effect given to the Corporation and the other Underwriters at or prior to the Closing Time. The Underwriters may waive in whole or in part or extend the time for compliance with any of such terms and conditions without prejudice to their rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on an Underwriter any such waiver or extension must be in writing and signed by such Underwriter.

ARTICLE 12

INDEMNIFICATION AND CONTRIBUTION

12.1

The Corporation shall indemnify and hold harmless each of the Underwriters and the Underwriters’ respective directors, officers, affiliates and employees and each person who controls any Underwriter within the meaning of Section 15 of the U.S. Securities Act or Section 20 of the U.S. Exchange Act (collectively, the “Indemnified Parties”) from and against all liabilities, claims, demands, losses (other than loss of profit in connection with the Distribution or holding of the Offered Shares), costs, damages and expenses (including the fees and disbursements of counsel) (collectively, “Claims”) to which the Indemnified Party may be subject or which the Indemnified Party may suffer or incur, whether under the provisions of any statute or otherwise in any way caused by or arising directly or indirectly from or in consequence of:

(a)

any information or statement in the Canadian Prospectuses, the Registration Statement, any Issuer Free Writing Prospectus, the U.S. Prospectuses or in any other document incorporated therein by reference, being or being alleged to be a misrepresentation or untrue, or any omission or alleged omission to state therein any information;

(b)

any untrue statement or alleged untrue statement of a material fact in the Registration Statement or any amendment thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any untrue statement or alleged untrue statement of a material fact in the Canadian Prospectuses, U.S. Prospectuses, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or any omission or alleged omission of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c)	the Corporation not complying with any requirement of Securities Laws in connection with the transactions contemplated herein;

(d)	the breach of, default under or non-compliance with by the Corporation of any of the covenants, representations or warranties contained in this Agreement;

(e)

any prohibition or restriction of trading in the securities of the Corporation or any prohibition or restriction affecting the Distribution of the Offered Shares imposed by any competent authority if such prohibition or restriction is based on any of the events referred to in subsections 12.1(a), (b) or (c); or

(f)

any order made or any inquiry, investigation (whether formal or informal) or other proceedings commenced or threatened by any one or more competent authorities (not based upon the activities or the alleged activities of the Underwriters or their banking or selling group members, if any) relating to or materially affecting the trading or Distribution of the Offered Shares;

provided that the Corporation shall not be liable in such case to the extent that any such Claims arise out of or are based upon any misrepresentation or alleged misrepresentation of a material fact in, or any omission or alleged omission of a material fact from, the Canadian Prospectuses, the Registration Statement, any Issuer Free Writing Prospectus, the U.S. Prospectuses or in any other document incorporated therein by reference, or in any other material so filed, in such case made in reliance upon and in conformity with information furnished in writing to the Corporation by any of the Underwriters specifically for inclusion therein; and in such event, such Underwriter shall promptly reimburse the Corporation for the respective amounts received from the Corporation pursuant to this indemnity in respect of such Claims.

12.2

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in section 12.1 is unavailable, in whole or in part, for any reason (other than any reason specified in section 12.1) to an Indemnified Party in respect of any Claims referred to therein, the Corporation shall contribute to the amount paid or payable (or, if such indemnity is unavailable only in respect of a portion of the amount so paid or payable, such portion of the amount so paid or payable) by such Indemnified Party as a result of such Claims:

(a)

in such proportion as is appropriate to reflect the relative benefits received by the Corporation, on the one hand, and the Underwriters, on the other hand, from the Distribution of the Offered Shares; or

(b)

if the allocation provided by section (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in section (a) above but also the relative fault of the Corporation, on the one hand, and the Underwriters, on the other hand, in connection with the matters or things referred to in section 12.1 which resulted in such Claims, as well as any other relevant equitable considerations;

provided that the Underwriters shall not in any event be liable to contribute, in the aggregate, any amount in excess of the Underwriting Fee or any portion thereof actually received. The relative benefits received by the Corporation, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the Distribution of the Offered Shares received by the Corporation is to the Underwriting Fees received by the Underwriters. The relative fault of the Corporation, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the matters or things referred to in section 12.1 which resulted in such Claims relate to information supplied by or which ought to have been supplied by or steps or actions taken or done or not taken or done by or on behalf of the Corporation or to information supplied by or on behalf of the Underwriters. The parties agree that it would not be just and equitable if contribution pursuant to this section 12.2 were determined by pro rata allocation (even if the Underwriters were treated as one party for such purpose) or any other method of allocation which does not take into account the equitable considerations referred to above in this section 12.2. The Underwriters respective obligations to contribute pursuant to this section 12.2 are several in proportion to their respective underwriting obligations with respect to such Offered Shares and not joint.

12.3	If any claim contemplated by this Article 12 shall be asserted against any Indemnified Party, the Indemnified Party concerned shall promptly notify the Corporation and the

Underwriters, in writing, of the nature of such claim (provided that any failure to so notify promptly, in writing, shall relieve the Corporation of liability under this Article 12 only to the extent that such failure materially prejudices the Corporation’s ability to defend such claim and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity provision), and the Corporation shall, subject as hereinafter provided, be entitled (but not required) to assume the defence of any suit or proceeding (including any governmental or regulatory investigation or proceeding) brought to enforce such claim. Any such defence shall be through legal counsel acceptable to the Indemnified Party (whose acceptance shall not be unreasonably withheld) and no admission of liability or settlement shall be made by the Corporation or any Indemnified Party in respect of any Indemnified Party without, in each case, the prior written consent of all the Underwriters, and no admission of liability or settlement shall be made by any Indemnified Party without the prior written consent of the Corporation. An Indemnified Party shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the Corporation fails to assume the defence of such suit on behalf of the Indemnified Party within a reasonable period of time; or (ii) the employment of such counsel has been authorized in writing by the Corporation; or (iii) the named parties to any such suit or proceeding include both the Indemnified Party and the Corporation and the Indemnified Party shall have received advice from counsel that there may be one or more legal defences available to the Indemnified Party which are different from or in addition to those available to the Corporation, in which case, if such Indemnified Party notifies the Corporation in writing that it elects to employ separate counsel at the expense of the Corporation, the Corporation shall not have the right to assume the defence of such suit or proceeding on behalf of the Indemnified Party and shall be liable to pay the reasonable fees and expenses of counsel for the Indemnified Party, it being understood, however, that the Corporation shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to any local counsel) for all such Indemnified Parties. The Corporation shall not be liable for any settlement of any action or suit effected without its written consent. It is the intention of the Corporation to constitute each of the Underwriters as trustees for the Underwriters’ directors, officers, affiliates, employees and control persons, of the covenants of the Corporation under section 12.1 with respect to the Underwriters’ directors, officers, affiliates, employees and control persons and the Underwriters agree to accept such trust and to hold and enforce such covenants on behalf of such persons.

12.4	The rights provided in this Article 12 shall be in addition to and not in derogation of any other right which the Underwriters may have by statute or otherwise at law.

12.5

Notwithstanding anything else contained in this Agreement, no person who has been determined by a court of competent jurisdiction in a final judgment to have engaged in fraud, fraudulent misrepresentation, willful misconduct or gross negligence shall be entitled to claim indemnification pursuant to section 12.1 or contribution pursuant to section 12.2 from any person who has not also been so determined to have engaged in such fraud, fraudulent misrepresentation, willful misconduct or gross negligence. For greater certainty, the Corporation and the Underwriters agree that they do not intend that any failure by the Underwriters to conduct such reasonable investigation (i) as necessary to provide the Underwriters with reasonable grounds for believing the Offering Documents contained no misrepresentation or (ii) under Section 11(b) of the U.S. Securities Act, shall constitute “fraud”, “fraudulent misrepresentation”, “willful misconduct” or “gross negligence” for purposes of this Section 12.5 or otherwise disentitle the Underwriters from indemnification hereunder.

12.6

Without limiting the generality of section 12.5, the rights of indemnity provided under section 12.1 and rights of contribution provided under section 12.2 shall not apply if the Corporation has complied with subsections 3.1(a), (b), (c) and (d) and Article 6, as applicable, and the person asserting any claim contemplated by this Article 12 has not been provided with a copy of the Canadian Prospectuses or U.S. Prospectuses (as appropriate) or any Prospectus Amendment that corrects any misrepresentation or alleged misrepresentation that is the basis for such claim and that is required, under applicable Securities Laws, to be delivered to such person by the Underwriters.

ARTICLE 13

EXPENSES

13.1

If the transactions herein contemplated are completed, all expenses of or incidental to the issue and offering of the Offered Shares shall be borne by the Corporation, including, without limitation, expenses payable in connection with the qualification of the Offered Shares for Distribution in the Canadian Qualifying Jurisdictions and in the United States; the preparation, printing, issuance and delivery of certificates for the Offered Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Offered Shares; if applicable, any registration or qualification of the Offered Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees relating to such registration and qualification); any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); the travel, transportation and other expenses of the Corporation in connection with presentations to prospective purchasers of the Offered Shares; all other costs and expenses of the Corporation and its representatives incidental to the performance by the Corporation of its obligations hereunder; the fees and expenses of counsel and auditor for the Corporation; listing fees; and all costs incurred in connection with the preparation, translation, printing, filing and delivery of the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses and any marketing materials and Issuer Free Writing Prospectus, excepting Underwriters’ out-of-pocket expenses and the fees and expenses of counsel for the Underwriters. The Underwriters’ reasonable out-of-pocket expenses and fees and expenses of counsel for the Underwriters shall be paid by the Underwriters except that the Underwriters will be reimbursed by the Corporation for all of the reasonable fees and expenses incurred by the Underwriters (including the reasonable fees and expenses of their counsel) if the sale of the Offered Shares as contemplated herein is not completed other than by reason of default by any of the Underwriters.

ARTICLE 14

SEVERAL OBLIGATIONS

14.1

The Underwriters’ obligations to purchase the Firm Shares at the Closing Time shall be several and not joint and the Underwriters’ respective obligations in this respect shall be in the following percentages of the Firm Shares to be purchased at that time:

TD Securities Inc.	16.0%
BMO Capital Markets	16.0%
Macquarie Capital Markets Canada Ltd.	16.0%

CIBC World Markets Inc.	8.0%
National Bank Financial Inc.	8.0%
Scotia Capital Inc.	8.0%
Desjardins Securities Inc.	4.0%
Haywood Securities Inc.	4.0%
Paradigm Capital Inc.	4.0%
RBC Dominion Securities Inc.	4.0%
Barclays Capital Canada Inc.	2.0%
GMP Securities L.P.	2.0%
HSBC Securities (Canada) Inc.	2.0%
Merrill Lynch Canada Inc.	2.0%
Raymond James Ltd.	2.0%
Citigroup Global Markets Canada Inc.	1.0%
Morgan Stanley Canada Limited	1.0%

100.0%

No Underwriter shall be obligated to take up and pay for any of the Firm Shares to be purchased by it unless the other Underwriters simultaneously take up and pay for the percentage of Firm Shares set out opposite their name above.

ARTICLE 15

BOOKRUNNERS

15.1

All steps which must or may be taken by the Underwriters in connection with this Agreement but with the exception of the steps contemplated by Article 10, Article 11, Article 12 and Article 14 hereof may be taken by the Bookrunners on the Underwriters’ behalf (or the Designated Underwriter in the case of sections 2.4(b) and 2.5), and this Agreement is the Corporation’s authority for dealing solely with, and accepting notification from, the Bookrunners (or the Designated Underwriter in the case of sections 2.4(b) and 2.5) with respect to any such steps on their behalf. Other than as set forth in this section 15.1, no action by any Underwriter shall be binding on any other Underwriter.

ARTICLE 16

NOTICES

16.1	Any notices or other communication to be given hereunder shall:

(a)	in the case of notice to the Corporation, be addressed to the attention of the Chief Financial Officer at the address on page 1 hereof (e-mail: jporter@alamosgold.com); and

(b)	in the case of notice to the Underwriters, be addressed as follows:

TD Securities Inc.

TD Tower, 9th Floor

66 Wellington St. W,

Toronto ON M5K 1A2

Attention:    Sajid Rizvi, Managing Director

E-mail: sajid.rizvi@tdsecurities.com

Any notice or other communication shall be in writing and, unless delivered personally to a responsible officer of the addressee, shall be given by e-mail, and shall be deemed to be given at the time e-mailed or delivered, if e-mailed or delivered to the recipient on a business day (in the city in which the addressee is located) and before 5:00 p.m. (local time in the city in which the addressee is located) on such business day, and otherwise shall be deemed to be given at 9:00 a.m. (local time in the city in which the addressee is located) on the next following business day (in the city in which the addressee is located). Any party hereto may change its address for notice by notice to the other parties hereto given in the manner herein provided.

ARTICLE 17

MISCELLANEOUS

17.1	Unless otherwise indicated, all references herein to currency shall be to the lawful money of Canada.

17.2

The representations, warranties and covenants contained in this Agreement shall survive the purchase by the Underwriters of the Offered Shares and shall continue in full force and effect unaffected by any subsequent disposition by the Underwriters of the Offered Shares.

17.3	Time shall be of the essence of this Agreement.

17.4

This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original but which together shall constitute one and the same agreement. A signed counterpart of this Agreement provided by way of e-mail or other electronic transmission shall be as binding upon the parties as an originally signed counterpart.

17.5

If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

17.6

This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario. Each of the parties hereto irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario.

17.7

The terms of this Agreement supersede any previous verbal or written agreement between or among the Corporation and the Underwriters (or any of them) with respect to the subject matter hereof, including the letter agreement by and between TDSI and the Corporation dated January 25, 2017.

17.8

Each of the parties hereto shall promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purposes of giving effect to this Agreement and shall use reasonable commercial efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

17.9

Each of TDSI, BMO, CIBC World Markets Inc., National Bank Financial Inc. and Scotia Capital Inc. or their affiliates, own or control an equity interest in TMX Group Limited (“TMX Group”) and has a nominee director serving on TMX Group’s board of directors. As such, each such investment dealer may be considered to have an economic interest in the listing of securities on any exchange owned or operated by TMX Group, including the Toronto Stock Exchange, the TSX Venture Exchange and the Alpha Exchange. No person or company is required to obtain products or services from TMX Group or its affiliates as a condition of any such dealer supplying or continuing to supply a product or service.

17.10

The Corporation acknowledges and agrees that (i) the issue and sale of the Offered Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Corporation, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Corporation, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favour of the Corporation with respect to the Offering or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Corporation on other matters) or any other obligation to the Corporation except the obligations expressly set forth in this Agreement and (iv) the Corporation has consulted its own legal and financial advisors to the extent it deemed appropriate.

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If the foregoing is acceptable to you, please signify such acceptance by executing and returning the enclosed copy of this Agreement to the Bookrunners. Such acceptance will constitute an agreement for the purchase by the Underwriters and sale by the Corporation of the Common Shares on the terms set out herein. Delivery of a signed counterpart hereof by means of e-mail shall be as effective as delivery of an originally signed counterpart.

TD SECURITIES INC.		BMO NESBITT BURNS INC.

Per:	/s/ Sajid Rizvi	Per:	/s/ Joshua Goldfarb
	Sajid Rizvi		Joshua Goldfarb

MACQUARIE CAPITAL MARKETS CANADA LTD.		CIBC WORLD MARKETS INC.

Per:	/s/ David Cobbold	Per:	/s/ Steven Reid
	David Cobbold		Steven Reid

Per:	/s/ Leif Nilsson
Leif Nilsson

NATIONAL BANK FINANCIAL INC.		SCOTIA CAPITAL INC.

Per:	/s/ Jason Ellefson	Per:	/s/ Peter Collibee
	Jason Ellefson		Peter Collibee

DESJARDINS SECURITIES INC.		HAYWOOD SECURITIES INC.

Per:	/s/ François Carrier	Per:	/s/ Ryan Matthiesen
	François Carrier		Ryan Matthiesen

PARADIGM CAPITAL INC.		RBC DOMINION SECURITIES INC.

Per:	/s/ Bruno Kaiser	Per:	/s/ Lance Rishor
	Bruno Kaiser		Lance Rishor

BARCLAYS CAPITAL CANADA INC.		GMP SECURITIES L.P.

Per:	/s/ Paul Knight	Per:	/s/ Michael Barman
	Paul Knight		Michael Barman

HSBC SECURITIES (CANADA) INC.		MERRILL LYNCH CANADA INC.

Per:	/s/ Michael Silver	Per:	/s/ Jamie Hancock
	Michael Silver		Jamie Hancock

RAYMOND JAMES LTD.		CITIGROUP GLOBAL MARKETS CANADA INC.

Per:	/s/ Gavin McOuat	Per:	/s/ Grant Kernaghan
	Gavin McOuat		Grant Kernaghan

MORGAN STANLEY CANADA LIMITED

Per:	/s/ Richard Tory
Richard Tory

Accepted and agreed to on January 26, 2017.

ALAMOS GOLD INC.

Per:	/s/ James R. Porter
James R. Porter
Chief Financial Officer

SCHEDULE

AOPINION OF TORYS LLP

CANADIAN COUNSEL TO THE CORPORATION

1.	The Corporation is a corporation existing under the laws of the Province of Ontario and has the corporate capacity and power to own and lease its properties and assets.

2.	The authorized share capital of the Corporation consists of an unlimited number of Common Shares.

3.

The Corporation has the necessary corporate power to enter into and deliver the Underwriting Agreement and to perform its obligations thereunder and to carry out the transactions contemplated thereby, and the Underwriting Agreement has been duly authorized, executed and delivered by the Corporation and is a legal, valid and binding agreement of the Corporation enforceable against the Corporation in accordance with its terms, subject to customary qualifications

4.	All necessary corporate actions have been taken by the Corporation to authorize the execution and delivery of the Underwriting Agreement and the performance of its obligations thereunder.

5.

All necessary corporate actions have been taken by the Corporation to validly issue the Offered Shares to the Underwriters and, upon the Corporation having received the consideration for the issue thereof, the Purchased Shares shall have been validly issued and are outstanding as fully paid and non-assessable shares of the Corporation.

6.	The Preliminary Prospectuses, the Final Prospectuses and any Prospectus Amendment, have been duly authorized and/or executed by the Corporation.

7.

Each of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus and any amendment or supplement thereto (in each case, excluding the financial statements and financial schedules and other financial and statistical data included therein, as to which counsel does not express any opinion), including the documents incorporated by reference therein appears on its face as of the date thereof to have been appropriately responsive in all material respects to the requirements of Ontario securities law (as such term is defined in the Securities Act (Ontario)); provided that counsel expresses no opinion as to whether the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus and any amendment or supplement thereto contains full, true and plain disclosure of all material facts.

8.	The attributes of the Common Shares of the Corporation conform in all material respects with the description thereof in the Final Prospectuses.

9.

The execution and delivery by the Corporation of, and the performance by the Corporation of its obligations under, the Underwriting Agreement will not contravene any provisions of (i) the articles or by-laws of the Corporation; (ii) any applicable laws of the Province of Ontario or the federal laws of Canada applicable therein; or (iii) those material agreements to which the Corporation is party that have been identified in writing to the Corporation by the Underwriters, acting reasonably, not less than three business days prior to the Closing Date, except in the case of (iii), such contraventions that, individually, or in the aggregate, would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or properties of the Corporation and its subsidiaries, taken as a whole.

10.

No consent, approval or authorization or order of or registration, qualification, recording or filing with any governmental body or agency is required for the execution, delivery and performance by the Corporation of the Underwriting Agreement or the consummation by the Corporation of the transactions contemplated therein, except such as may have been made or obtained.

11.

All necessary documents have been filed, all necessary proceedings have been taken and all legal requirements have been fulfilled as required under the laws of each of the Canadian Qualifying Jurisdictions in order to qualify the Distribution of the Offered Shares to the public in each of such Canadian Qualifying Jurisdictions by or through persons duly registered under the applicable laws of such Canadian Qualifying Jurisdictions who have complied with the relevant provisions of such laws.

12.	Computershare Trust Company of Canada has been duly appointed as the transfer agent and registrar for the Common Shares.

13.

The Offered Shares have been conditionally approved for listing on the Toronto Stock Exchange subject only to satisfaction by the Corporation of customary post-closing conditions imposed by the Toronto Stock Exchange in similar circumstances;

14.

The statements in the Canadian Final Prospectus under the caption “Certain Canadian Federal Income Tax Considerations” fairly summarize the matters referred to therein, subject to specific limitations and qualifications stated or referred to therein and applicable thereto.

15.

Subject to the specific limitations and qualifications stated or referred to therein and applicable thereto, the Offered Shares are qualified investments for certain tax-deferred plans as set forth under the caption “Eligibility for Investment” in the Canadian Final Prospectus as if the reference therein to the date of the prospectus read “as of the Closing Date”.

16.

No withholding tax imposed under the federal laws of Canada or the laws of the Province of Ontario will be payable in respect of any commission or fee to be paid by the Corporation pursuant to the Underwriting Agreement to an Underwriter that is not resident in Canada for purposes of the Income Tax Act (Canada), provided that such Underwriter deals at arm’s length with the Corporation (as such term is understood for purposes of the Income Tax Act (Canada)), any such commission or fee is payable in respect of services rendered by such Underwriter wholly outside of Canada that are performed in the ordinary course of a business carried on by the Underwriter that includes the performance of such services for a fee and any such amount is reasonable in the circumstance.

A-2

SCHEDULE B

OPINION OF TORYS LLP

U.S. COUNSEL TO THE CORPORATION

1.

The statements in the U.S. Final Prospectus under the heading “Certain Federal Income Tax Considerations for U.S. Residents” to the extent that they constitute summaries of United States federal law or regulations or legal conclusions, have been reviewed by such counsel and fairly summarize the matters described under that heading in all material respects.

2.

The Registration Statement and the U.S. Final Prospectus, as of their respective effective or issue times, appear on their face to be appropriately responsive in all material respects to the requirements of the U.S. Securities Act and the rules and regulations of the SEC under the U.S. Securities Act, except for the financial statements, financial statement schedules and other financial and statistical data included or incorporated by reference in or omitted from either of them, as to which such counsel expresses no opinion; the Form F-X, as of its date, appears on its face to be appropriately responsive in all material respects to the requirements of the U.S. Securities Act. Such counsel shall assume for purposes of this paragraph, (i) the compliance of the Canadian Final Prospectus with the requirements of Ontario securities laws, as interpreted and applied by the Ontario Securities Commission and (ii) that the exhibits to the Registration Statement and the documents incorporated by reference in the U.S. Final Prospectus include all reports or information that in accordance with the requirements of Ontario securities laws, as interpreted and applied by the Ontario Securities Commission, must be made publicly available in connection with the offering of the Common Shares.

3.

The issuance and sale of the Purchased Shares by the Corporation, the execution and delivery by the Corporation of the Underwriting Agreement and the performance by the Corporation of its obligations thereunder will not (i) breach or result in a default under those material agreements, indentures or instruments that have been identified in writing to the Corporation by the Underwriters, acting reasonably, not less than three business days prior to the Closing Date, or (ii) violate those laws, rules and regulations of the United States of America and the State of New York (“Applicable Law”), in each case which in such counsel’s experience are normally applicable to transactions of the type contemplated by the Underwriting Agreement or any judgment, order or decree of any New York or federal court or governmental authority binding upon the Corporation listed on a schedule to such counsel’s opinion. For purposes of such counsel’s opinion letter, “Applicable Law” does not include federal securities laws (except for purposes of the opinion expressed in paragraph 5 below) or state securities laws, anti-fraud laws, or any law, rule or regulation that is applicable to the Corporation, the Purchased Shares, the Underwriting Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Underwriting Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate. With respect to clause (i) above, such counsel expresses no opinion with respect to any provision of any agreement, indenture or instrument to the extent that an opinion with respect to such provision would require making any financial, accounting or mathematical calculation or determination, and in the case of clauses (i) and (ii) above, where the breach, default or violation could not reasonably be expected to have a material adverse effect on the Corporation and its subsidiaries taken as a whole.

4.

No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made is required by the Corporation under any Applicable Law for the issuance and sale of the Purchased Shares by the Corporation, the execution and delivery by the Corporation of the Underwriting Agreement and the performance by the Corporation of its obligations thereunder. For purposes of this opinion, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York or the United States of America.

5.

The Corporation is not and, after giving effect to the offering and the sale of the Purchased Shares and the application of their proceeds as described in the U.S. Final Prospectus under the heading “Use of Proceeds,” will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

In rendering such opinion, such counsel may include customary assumptions and qualifications and may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, acting reasonably, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Corporation and public officials and on the representations and warranties of the Corporation made in the Underwriting Agreement. References to the U.S. Final Prospectus in this Schedule B include any supplements thereto at the Closing Date.

Such counsel will state in a separate letter that they have participated in conferences and telephone conversations with representatives of the Underwriters, including their United States and Canadian counsel, officers and other representatives of the Corporation, and the independent registered public accountants for the Corporation, at which the contents of the Registration Statement and the U.S. Final Prospectus and related matters were discussed and, although such counsel has not undertaken to investigate or verify independently, and does not assume responsibility for, the accuracy or completeness or fairness of the statements contained in any of them (other than as explicitly stated in paragraph (ii) above), based upon such participation (and relying as to factual matters to the extent such counsel deems reasonable on officers, employees and other representatives of the Corporation), such counsel’s understanding of the U.S. federal securities laws and the experience such counsel has gained in its practice thereunder, such counsel advises that its work in connection with this matter did not disclose any information that caused such counsel to believe that (a) at the time it became effective, the Registration Statement (except for the financial statements, financial statement schedules and other financial or accounting data and all information regarding mineral properties derived from the reports of the “qualified persons” that have consented to the reference to their names and the inclusion of their reports in the Registration Statement included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, in each case as to which such counsel expresses no such belief), included an untrue statement of a material fact or omitted to

B-2

state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) at the time the U.S. Final Prospectus was issued or at the Closing Time, the U.S. Final Prospectus (except for the financial statements, financial statement schedules and other financial or accounting data and all information regarding mineral properties derived from the reports of the “qualified persons” that have consented to the reference to their names and the inclusion of their reports in the Registration Statement included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, in each case as to which such counsel expresses no such belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

B-3

SCHEDULE C

ISSUER FREE WRITING PROSPECTUSES

Term Sheet dated January 25, 2017 (included in Schedule E)

Press release announcing the offering of Offered Shares dated January 25, 2017

SCHEDULE D

SIGNIFICANT SUBSIDIARIES

Alamos Gold Inc.

Minera Santa Rita, S.A. de C.V.

Minas de Oro Nacional S.A. de C.V.

Esperanza Silver de Mexico S.A. de C.V.

Kuzey Biga Madencilik Sanayi Ticaret A.S.

Dogu Biga Madencilik Sanayi Ticaret A.S.

Quartz Mountain Gold Ltd.

Carlisle Goldfields Ltd.

ALAMOS GOLD INC.

TREASURY OFFERING OF COMMON SHARES	January 25, 2017

SCHEDULE E

APPROVED MARKETING MATERIALS

An amended and restated preliminary short form prospectus containing important information relating to the securities described in this document has not yet been filed with the securities regulatory authorities in each of the provinces and territories of Canada. A copy of the amended and restated preliminary short form prospectus is required to be delivered to any investor that received this document and expressed an interest in acquiring the securities.

There will not be any sale or any acceptance of an offer to buy the securities until a receipt for the final short form prospectus has been issued.

This document does not provide full disclosure of all material facts relating to the securities offered. Investors should read the amended and restated preliminary short form prospectus, final short form prospectus and any amendment, for disclosure of those facts, especially risk factors relating to the securities offered, before making an investment decision.

ISSUER:	Alamos Gold Inc. (“Alamos” or the “Company”)

AMOUNT:	US$250,027,500

ISSUE:	Treasury offering of 31,450,000 common shares of the Company (the “Common Shares”).

ISSUE PRICE:	US$7.95 per Common Share

OVER-ALLOTMENT OPTION:

The Company has granted the Underwriters an option, exercisable at the Issue Price at any time up to 30 days following the closing of the offering, to purchase up to an additional 15% of the offering to cover over-allotments, if any.

USE OF PROCEEDS:	The Company intends to use the net proceeds of the offering and existing cash to repay all of its outstanding US$315 million senior unsecured 7.75% high yield notes maturing 2020.

LISTING:

Application will be made to list the Common Shares on the Toronto Stock Exchange (the “TSX”) and on the New York Stock Exchange (the “NYSE”). Listing will be subject to fulfilling all the listing requirements of the TSX and NYSE, respectively. The existing common shares of the Company are listed on the TSX and NYSE under the symbol “AGI”.

FORM OF OFFERING:

Public offering in all provinces and territories of Canada (excluding Quebec) by way of a short form prospectus and in the United States pursuant to a registration statement filed under the Multi-Jurisdictional Disclosure System and internationally as expressly permitted by the Company.

FORM OF UNDERWRITING:	Bought deal, subject to a mutually acceptable underwriting agreement containing “disaster out”, “regulatory out” and “material adverse change out” clauses running to Closing.

ELIGIBILITY:	Eligible for RRSPs, RRIFs, RESPs, TFSAs, RDSPs and DPSPs.

BOOKRUNNERS:	TD Securities Inc., BMO Capital Markets and Macquarie Capital Markets Canada Ltd.

UNDERWRITING FEE:	4.00%

CLOSING:	February 9, 2017

ALAMOS GOLD INC.

TREASURY OFFERING OF COMMON SHARES	January 25, 2017

The Company has filed a registration statement (including a prospectus) with the United States Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you may request it from TD Securities Inc. in Canada, Attention: Symcor, NPM (tel: 289-360-2009, email: sdcconfirms@td.com), 1625 Tech Avenue, Mississauga ON L4W 5P5; or from TD Securities (USA) LLC in the United States. (tel: 212-827-7392), 31 W 52nd Street, New York NY 10019 or from Macquarie Capital Markets Canada Ltd. in Canada, email: linda.lang@macquarie.com; or from Macquarie Capital Markets North America Ltd., email: linda.lang@macquarie.com.